Exhibit 23.3

MARTIN+WOOD  APPRAISAL  GROUP,  LTD     February  21,  2018   Mr.  Daniel  Llorente  Korth  Direct  Mortgage  2937  SW  27th  Avenue,  Suite  307 Miami,  FL  33133  RE:  Appraisal  of  "Global  Distribution  Center,  LLC"  located  at  29180  Glenwood  Road Perrysburg,  Ohio   Dear  Mr.  Llorente,   In  reference  to  the  appraisal  that  we  completed  for  the  above  referenced  industrial  property, we  hereby  consent  to  the  quotation  and  summarization  to  our  appraisal  of  the  property  in Registration  Statement  on  Form  S-1  (No  333-223135)  of  Korth  Direct  Mortgage  LLC.  Please  let  us  know  if  you  have  any  questions  or  if  we  may  be  of  further  service. Sincerely,     Brian  J.  Fischer,  Appraiser  (Ohio  Certification  #2007006521  ,-1.-----+  K=     eth  P.  Wood,  Review  Appraiser  (Ohio  Certification  #408942 MARTIN  +  WOOD  APPRAISAL  GROUP,  LTD.      43  S.  St.  Clair  Street,  Toledo,  OH  43604  office: 419-241-4998fax:  419-241-5932 www.martin-woodappraisal.corn